EMPLOYMENT AGREEMENT
(Prepared by the Labor Bureau of Shenzhen Bao’an District)

Party A (Employer): Feigeda Electronic (SZ) Co., Ltd.
Address: Building 66, Longwang Temple Industrial Area, Baishisha, Fuyong Town, Bao'an District, Shenzhen
Legal Representative (or principal):Bu Falin
Contact: Xiao Dingfan
Telephone:____________

Party B (Employee):           Cui Xiaoling
Gender:           Female
ID(Passport) NO.___________________
Address:_______________________________________
Telephone:________________________

Based on the principles of legality, equality and voluntariness, mutual agreement, and good faith, this Employment Agreement (the “Agreement”) is entered into by and between Party A and Party B in accordance with Labor Law of People’s Republic of China (the “Labor Law”), the Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”) and relevant Laws and Regulations.  It is agreed by the Parties as follows:

Article 1 Term of Employment Agreement

1. The Parties agree to choose the   1)   of the items below as the term of the Agreement:
1) This is a fixed-term employment agreement: commencing from the   11th   day of   June  ,   2010  and ending on the   11th   day of   June  ,   2011  .
2) This is an open-ended employment agreement: commencing from the ____ day of _____, ______ and ending on the ______ day of ______, _______.
3) This employment agreement will be terminated upon the completion of a certain task: commencing from the ____ day of _____, ______ and ending on the completion of____________ (task). __________shall be deemed as the completion of _______________ (task).

2. The probation period
The Parties agree to choose the 2) of the items below to determine the probation period (the probation period is included in the term of the Agreement):
1)  The probation period does not apply to this Agreement.
2)  The probation period is from the   11th   day of   June  , 2010 to the 11th day of June, 2011.
(If an employment agreement has a term of more than three months but less than one year, the probation period shall not exceed one month; if an employment agreement has a term of more than one year but less than three years, the probation period shall not exceed two months; for a fixed-term agreement with a term of more than three years and an open-ended employment agreement, the probation period shall not exceed six months.
The probation period shall not apply to the employment agreement with a term of less than three months or to be terminated upon the completion of a certain task.
The same employer may only stipulate one probation period with the same employee.)

Article2 Job Position and Duties; the Place of Work

1. Job description for Party B ( or job position):,  Corporate Secretary

2. The place of work for Party B : Office

Article 3 Working Hours, Rest Days and Holidays

1. The Parties agree to choose the   1)   of the items below to determine the Working Hours of Party B:
1) Standard working hour system: Party B works for    9   (no more than eight) hours a day and   40   (no more than 40) hours a week on the average; Party B has at least one day off a week.
2) Flexible working hour system: upon the examination and approval of the local Labor and Social Security Administration Department, flexible working hour system may be applicable to Party B’s job post.
3) Comprehensive working hour system: upon the examination and approval of the local Labor and Social Security Administration Department, comprehensive working hour system may be applicable to Party B’s job post.

2. In need of business operation and production, Party A may have right to require Party B to prolong work hours in accordance with Article 41 of the Labor Law.

3. Party B shall be entitled to statutory holidays, marital leaves, funeral leave, and maternity leave.

4. The other relevant rest days or holidays arrangements for Party B:                                                                                                  .

Article 4 Remuneration

1. The wage paid for Party B for Party B’s normal labor within normal working hour (as the basis for calculating the overtime wage) shall be determined by the ___ item below, which shall not be lower than the local municipal minimum wage standard and the wage standard for the collective employment agreement of Party A subject to adjustment from time to time.
1) Hourly wages: ___________RMB/month (or___________RMB/week).
2) Wages for piecework:__________________(subject to the condition that 70% of employees can complete the task within the normal working hours, this item shall be agreed upon by the Parties.),
3) Wages in other forms: Salary is composed by Basic Salary, Performance Bonus, and Welfare.

2. The monthly probation wage for Party B is___________RMB/month (it shall not be lower than 80% of the agreed standard or minimum wage level of the same work position in Party A as the stipulated in paragraph 1, Article 4 above, however, it shall not be lower than the local municipal minimum wage level as adjusted from time to time).

3. When Party A arranges Party B to work overtime in accordance with laws and regulations, Party A shall pay overtime wages to Party A pursuant to Article 44 of the Labor Law.

4. Party A shall pay Party B wages in legal currency rather than in any other forms such as in kind or securities.

5. The Parties hereto may stipulate the specific measures for wage increase in consideration of the operation conducted by Party A and price index through negotiation or collective consultation.

6. Payment of wages shall be made on the   15th   day of every month (or the___week of every month); if the pay day falls on public holidays or rest days, wages shall be made on the latest working day prior the public holidays or rest days.

Article 5  Social Insurance and Welfare

1. Party A shall participate in social insurance and undertake to pay social insurance contributions for Party B in accordance with the state, provincial, and municipal provisions.

2. If Party B suffers from disease or non-work related injury, Party A is required to grant Party B medical treatment period and relevant welfare in accordance with the state, provincial, and municipal provisions.

3. If Party B suffers from occupational diseases or work-related injury, Party A is required to treat Party B in accordance with Occupational Disease Prevention Law and Work Injury Insurance Regulations and the relevant laws and regulations.

4. In addition, Party A shall provide Party B with the following welfare(s): _____________________________________________________________

Article 6 Labor Protection; Working Conditions and the Prevention of Occupational Hazards

1. To effectively protect Party B’s safety and health, Party A shall provide Party B with workshop whose condition shall comply with national health standards, and necessary labor protection articles in accordance with relevant state, provincial and municipal labor protection regulations.

2. Party A shall provide special protection for female or minor employees in accordance with relevant state, provincial and municipal regulations.

3. When undertaking the operation of                                 ,  Party B may be exposed to the occupational diseases of  , and Party A shall take the labor protection of                                                                  , and organize Party B to go for body check-up(s) once / twice / (   ) times a year.

4. If the management personnel of Party A violate the relevant regulations and force Party B to engage in dangerous operations, Party B has the right to refuse to obey the instruction, and has the right to require Party A to correct the foresaid act or report the foresaid acts to the competent administrative authority.

Article 7  Work Discipline

1. The rules and regulations lawfully stipulated by Party A shall be publicized to Party B.

2. Party B shall observe the laws and state, provincial and municipal regulations and the lawful rules and regulations stipulated by Party A, abide by the safety rule and ethics, timely fulfill his job assignments and improve his vocational skills.

3. Party B should observe the family planning requirement in accordance with relevant state, provincial and municipal regulations.

Article 8  The Modification, Dissolution and Termination of This Agreement

1. The Parties may modify or dissolve the Agreement in accordance with the conditions provided in Labor Contract law or through negotiation, no matter it is a fix-term employment agreement, open-ended employment agreement or employment agreement designed to the completion of certain task.

2. Except that Party B is incompetent for the job post, and Party A adjusts Party B’s job post according, when the Parties shall modify the Agreement in writing, and each Party shall hold one copy of the modified version of the Agreement.

3. This Agreement shall be terminated upon the occurrence of the termination conditions as stipulated in the Labor Contract Law.

Article 9  Pecuniary Compensation and Medic-aid

When the Parties dissolve or terminate the Agreement, Party A shall offer pecuniary compensation and Medic-aid to Party B in accordance with the Labor Contract Law or relevant state, provincial and municipal regulations.

Article 10  Procedure of Dissolution and termination of Agreement

When the Parties dissolve or terminate the Agreement, Party B shall proceed to complete the hand-over procedures and Party A shall issue a written certification for Party B and transfer Party B’s archives and social insurance within fifteen days.

Article 11  Settlement of Disputes

Any disputes arising from the performance of the Agreement shall be settled through friendly consultations between both Parties. In the case that no settlement can be reached through consultations, either party involved may apply to the labor union for settlement or the labor dispute mediation committee located at the place where Party A is registered for mediation; either party involved may also submit the dispute to competent labor Arbitration Commission for arbitration or bring the case to a people’s court.

Article 12

The other terms agreed by both Parties: Party B shall strictly follow the rules and regulations that formulated by Party A.

Article 13  Miscellaneous

1. Any issues that have not been addressed in the Agreement or any provisions herein conflict with the laws and regulations in force, the laws and regulations in force shall be applicable to this Agreement or prevails.

2. This contract shall come into effect upon the execution of the Parties or their authorized agent and stamping by Party A.  The Agreement shall not come into force if it is executed by an unauthorized agent without prior written authorization.  Any alternations to the Agreement shall not come into force.

3. This Agreement is made in duplicate and each Party holds one copy.

Party A (Seal): Feigeda Electronic(SZ) Co.,Ltd	Party B (Signature):/s/ Cui Xiaoling

Legal Representative (Principal) (Signature):

Date：___YY__MM___DD	Date：2010 YY 6 MM 11 DD

Note: The Agreement is made in two originals and each Party shall hold one copy.  The Employee shall keep the yellow copy and the Employer shall keep the white copy.